Exhibit 10.44

debt settlement agreement

THIS DEBT SETTLEMENT AGREEMENT (this “Agreement”) dated as of June 5, 2025 among Bunker Hill Mining Corp., a corporation incorporated under the laws of Nevada (together with its successors and assigns, the “Company”), Silver Valley Metals Corp., a corporation incorporated under the laws of Idaho (together with its successor and assigns, the “Mine Owner” and, together with the Company, the “Obligors”), [Redacted – Affiliates of Sprott Private Resource Streaming & Royalty Corp.] (each, together with its successors and assigns, a “Sprott Party” and, collectively, the “Sprott Parties”).

WHEREAS:

A.	the Company, as debtor, and the Mine Owner, as guarantor, issued on January 28, 2022 six convertible debentures in the aggregate principal amount of US$6,000,000 (the “Series 1 Convertible Debentures”) to and in favour of each Sprott Party, Ninepoint Alternative Credit Opportunities Fund and Ninepoint Credit Income Opportunities Fund (each, a “Series 1 Debentureholder”);

B.	the Company, as debtor, and the Mine Owner, as guarantor, issued on June 17, 2022 three convertible debentures in the aggregate principal amount of US$15,000,000 (the “Series 2 Convertible Debentures”) to and in favour of each Sprott Party (each, a “Series 2 Debentureholder”);

C.	as at the date hereof, the Company is indebted to the Sprott Parties in the aggregate amounts of: (i) US$93,750 for accrued and unpaid interest owing under the Series 1 Convertible Debentures for the period beginning on January 1, 2025 and ending on March 31, 2025; and (ii) US$393,750 for accrued and unpaid interest owing under the Series 2 Convertible Debentures for the period beginning on January 1, 2025 and ending on March 31, 2025 (collectively, the “Outstanding Debt”); and

D.	in full settlement and satisfaction of the Outstanding Debt in the aggregate amount of US$487,500 (the “Settled Amount”), the Company wishes to issue to the Sprott Parties, or as directed by the Sprott Parties, and the Sprott Parties wish to accept in full and complete settlement and satisfaction of the Settled Amount, 4,642,857 shares of common stock of the Company (the “Shares”) in accordance with the terms and conditions set forth in this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the settlement of the Settled Amount, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Debt Settlement. Subject to the approval of the TSX Venture Exchange (the “Exchange”) of the transactions contemplated herein, the Company hereby agrees to issue the Shares to [Redacted – Affiliate of Sprott Private Resource Streaming & Royalty Corp.], or as otherwise directed by the Sprott Parties, and the Sprott Parties hereby agree to accept the Shares at a deemed price of US$0.105 per Share in full and complete settlement and satisfaction of the Settled Amount.

2. Repayment. The Sprott Parties agree that upon the issuance and delivery of the Shares as contemplated herein, the Settled Amount will have been repaid in full.

3. Hold Period. The Sprott Parties acknowledge and agree that the Shares will be subject to (a) restrictions on resale and transfer for a period of four (4) months and one (1) day following the date of issuance thereof in accordance with applicable Canadian securities laws and the policies of the Exchange and (b) restrictions on resale and transfer in accordance with applicable U.S. securities laws. The Sprott Parties further acknowledge and agree that the Shares may be subject to additional resale restrictions based upon its jurisdiction of residence and the jurisdiction of residence of any proposed transferee of the Shares, and it is the responsibility of the Sprott Parties to find out what these restrictions are and comply with same before selling, transferring or otherwise disposing of the Shares. The Sprott Parties hereby acknowledge and agree that the certificate or direct registration system advice representing the Shares will bear such legends as is required with respect to any such restrictions on resale and transfer.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Sprott Parties that:

(a)	the Company is a corporation duly incorporated and validly existing under the laws of Nevada;

(b)	as at the date on which the Shares are issued, the execution, delivery and performance of this Agreement, including the issuance of the Shares, will have been duly authorized by all necessary corporate action on the part of the Company;

(c)	the Company is not a party to, bound by, or subject to any agreement, indenture, mortgage, lease, instrument, order, judgment, decree, or any provision of its constating documents, which would be violated, contravened or infringed by the execution and delivery of this Agreement by the Company or the performance of its obligations under this Agreement;

(d)	the Shares, when issued and delivered in accordance with the terms and conditions of this Agreement, will be validly issued and outstanding as fully paid and non-assessable securities of the Company; and

(e)	no order preventing, ceasing or suspending trading in any securities of the Company or prohibiting the issue and sale of securities by the Company has been issued and no proceedings for either of such purposes have been instituted or, to the best of the knowledge of the Company, are pending, contemplated or threatened.

5. Representations, Warranties, Acknowledgements and Covenants of the Sprott Parties. Each of the Sprott Parties hereby severally, and not jointly, nor jointly and severally, represents, warrants, acknowledges and covenants to the Company on the date hereof that such Sprott Party:

(a)	has the requisite capacity, power and authority to execute and deliver this Agreement;

(b)	is an “accredited investor” as that term is defined in National Instrument 45-106 – Prospectus Exemptions;

(c)	if required by applicable securities legislation, regulations, rules, policies or orders or by any securities commission, the Exchange or other regulatory authority, will execute, deliver, file and otherwise assist the Company in filing such reports and other documents as the Company may reasonably request to determine the availability of exemptions from the prospectus requirements with respect to the issue of the Shares;

(d)	agrees that it is solely responsible for obtaining such legal, tax and other advice as it considers appropriate in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereunder and acknowledges that it has been afforded sufficient time to do so;

(e)	acknowledges that:

(i)	there are restrictions on the ability to resell the Shares and complying with such restrictions is its responsibility;

(ii)	the Company has advised the Sprott Parties that the Company is relying on an exemption from the requirements to provide the Sprott Parties with a prospectus and to sell securities through a person registered to sell securities under applicable securities laws and, as a consequence of acquiring the Shares pursuant to this exemption, certain protections, rights and remedies provided by applicable securities laws, including statutory rights of rescission or damages, will not be available to the Sprott Parties; and

(f)	is an “accredited investor” as that term is defined Rule 501(a) of Regulation D under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), and is a “qualified institutional buyer” as that term is defined in Rule 144A under the U.S. Securities Act.

6. Notices. Any notice, direction or other document required or permitted to be given pursuant to this Agreement shall, unless otherwise specifically provided, be given in writing and may be mailed, postage prepaid by registered mail, sent by facsimile transmission, email or personally served upon the appropriate party at the following addresses:

(a)	if to any Sprott Party, addressed to such Sprott Party, at:

[Contact information redacted]

Email: [Redacted]

Attention: [Redacted]

(b)	if to any Obligor, addressed to such Obligor, at:

Bunker Hill Mining Corp.

300-1055 West Hastings Street

Vancouver, British Columbia V6E 2E9

Email: [Redacted]

Attention: Gerbrand van Heerden, Chief Financial Officer & Corporate Secretary

7. Amendments. The parties agree that no amendment to this Agreement shall be binding upon the parties unless it is in writing and executed by the parties.

8. Severability and Limitation. The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect the validity, legality or enforceability of any other provision hereof.

9. Entire Agreement. The Recapitalization Agreement, the Series 1 Convertible Debentures, the Series 2 Convertible Debentures and this Agreement constitute the entire agreement between the parties hereto with respect to the matters described herein and supersede all previous communications, representations, understandings and agreements between the parties with respect to the subject matter hereof, whether verbal or written.

10. Assignment and Enurement. This Agreement and any rights herein or hereto shall not be assigned or otherwise transferred by any party without the consent of the other party. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

11. Further Actions. Each of the parties upon the request of the other party shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further documents acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be necessary or desirable to complete the transactions contemplated herein.

12. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein and the parties irrevocably hereby attorn to the jurisdiction of the courts of the Province of British Columbia and all courts competent to hear appeals therefrom.

13. Counterparts and Delivery. This Agreement may be executed and delivered in two or more counterparts and by email or other electronic means. Each such counterpart and email copy or other electronic copy shall be deemed an original and together shall form one and the same instrument, bearing the date set forth on the face page hereof notwithstanding the date of execution.

14. Time of the Essence. Time is of the essence of this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF each Obligor and each Sprott Party has duly executed this Agreement as of the date first written above.

BORROWER:

BUNKER HILL MINING CORP.

By:	/s/ Sam Ash
Name:	Sam Ash
Title:	President, Chief Executive Officer

guarantor:

SILVER VALLEY METALS CORP.

By:	/s/ Sam Ash
Name:	Sam Ash
Title:	President, Chief Executive Officer

[Signature Page to Convertible Debenture Interest Settlement Agreement]

IN WITNESS WHEREOF each Obligor and each Sprott Party has duly executed this Agreement as of the date first written above.

SPROTT PARTY:

[Redacted – Affiliate of Sprott Private Resource Streaming & Royalty Corp.]

By:
Name:
Title:

SPROTT PARTY:

[Redacted – Affiliate of Sprott Private Resource Streaming & Royalty Corp.]

By:
Name:
Title:

SPROTT PARTY:

[Redacted – Affiliate of Sprott Private Resource Streaming & Royalty Corp.]

By:
Name:
Title: